Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF HOTEL
This FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF HOTEL (this “Amendment”) dated as of June 15, 2016, is entered into y and between HEI LA JOLLA LLC, a Delaware limited liability company (“Seller”), and CWI 2 LA JOLLA HOTEL, LP, a Delaware limited partnership (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Seller and Purchaser have entered into that certain Agreement for Purchase and Sale of Hotel, dated as of May 19, 2016 (as amended from time to time, the “Agreement”); all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement;
WHEREAS, Sellers and Buyer have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Closing. The final two sentences of Section 6.1 of the Agreement are hereby deleted in their entirety and replaced with the following:
“Subject to the terms and conditions set forth herein, Purchaser shall have the right to (i) extend the Closing Date for a period of up to thirty (30) days beyond the original Closing Date; and (ii) further extend such extended Closing Date for one additional period of up to fifteen (15) days beyond the extended Closing Date. To the extent Purchaser elects to extend the Closing Date pursuant to the preceding sentence, then as a condition precedent to the effectiveness of each such extension, Purchaser shall (i) not later than three (3) Business Days prior to the then-scheduled Closing Date (time being of the essence) deliver written notice of such extension to Seller and Escrow Company and (ii) not later than two (2) Business Days before the then-scheduled Closing Date deposit with Escrow Company the additional sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) by wire transfer of immediately available U.S. Federal funds which, in each case, shall become part of the Deposit for all purposes under this Agreement and which shall be applied to the Purchase Price at Closing in accordance with the terms of this Agreement (the “Closing Extension Deposit”).”
2.Closing Extension. Seller and Purchaser each hereby acknowledge and agree that Purchaser has validly elected to extend the Closing Date to July 21, 2016, pursuant to Section 6.1(i) of the Agreement, and the Closing Extension Deposit with respect to such extension is required to be delivered to Escrow Company not later than June 17, 2016.
3.Ratification. Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects. To the

LEGAL_US_W # 81443627.2
86047525_2

extent there is any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.
4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of California.
5.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.
[NO FURTHER TEXT ON THIS PAGE]

2
LEGAL_US_W # 81443627.2
86047525_2

IN WITNESS WHEREOF, Sellers and Purchaser have executed this Agreement as of the date first above written.

SELLER:

HEI LA JOLLA HOTEL LLC,
a Delaware limited liability company

By:	/s/ Clark W. Hanrattie
Name: Clark W. Hanrattie
Title: Vice President

PURCHASER:

CWI 2 LA JOLLA HOTEL, LP,
a Delaware limited partnership

By:	CWI 2 La Jolla Hotel GP, LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer and President

[Signature Page to First Amendment to Agreement for Purchase and Sale of Hotel]